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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 28, 1999
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                           The Translation Group, Ltd.
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               (Exact Name of Registrant as Specified in Charter)

        Delaware                      000-21725                  23-3382869
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State or Other Jurisdiction          (Commission                (IRS Employer
  of Incorporation)                  File Number)            Identification No.)

                   30 Washington Avenue, Haddonfield, NJ     08033
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              (Address of Principal Executive Offices)   (Zip Code)


        Registrant's telephone number, including area code (609) 795-8669
                                                           --------------

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Item 2.  Acquisition or Disposition of Assets.

         On May 28, 1999, The Translation Group, Ltd. (the "Company") acquired all of the outstanding shares of Planet Access Networks, Inc. ("PAN"). PAN, based in Stanhope, New Jersey, provides a broad range of Internet-related services, including development of e-commerce sites to build clients' presence on the World Wide Web, hosting clients' Internet sites on PAN's servers, maintaining servers operated by clients, and information technology consulting, including design of clients' computer networks.

         The purchase price for the PAN shares (the "PAN Shares") was approximately $3.8 million, consisting of an aggregate 416,666 shares (the "Company Shares") of the Company's Common Stock paid as of the closing and $900,000, payable not later than September 15, 1999. In addition, the Company is obligated to provide funding to PAN in a minimum amount of $4,000,000 (prior to costs and expenses of such funding) which may be obtained, at the Company's discretion, in the form of a public or private sale of securities of the Company or PAN. To secure such obligations, the Company has pledged the PAN Shares to the former shareholders of PAN. In the event the Company breaches its obligations to the former PAN shareholders, their sole remedy is the return of the PAN Shares and payment by the Company of their costs and expenses of the transaction. In addition, PAN would retain $250,000 advanced to it by the Company and any profits earned by PAN subsequent to the closing would be evenly divided by the Company and PAN.

         The Company has also agreed to repurchase the Company Shares within ninety (90) days of the first anniversary of the acquisition at a price of $7.00 per share, if, on such anniversary date: (1) the shares of Common Stock are not listed for trading on a national securities exchange or included on NASDAQ; (2) during the ninety (90) days preceding such date, the average weekly trading volume is less than 100,000 shares; and (3) the average of the closing or high bid price during the twenty (20) trading days preceding such date is less than $10.00 per share.

         The terms of the transaction were determined by arms'-length negotiation between the parties. Prior to the acquisition, there was no material relationship between the former shareholders of PAN and the Company or any director, officer or affiliate of the Company or any associate of any such director or officer.

         The Company anticipates that PAN will be operated in accordance with its prior practices. Jeff Cartwright and Fred Lapero, the officers and principal shareholders of PAN, will continue to serve as officers of PAN. In addition, Fred Lapero will be elected to the Board of Directors of the Company.

         In addition to maintaining PAN's historic business, the Company intends to utilize PAN's resources to offer the Company's translation services over the Internet.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Businesses Acquired. As of the date of this Report, it is impractical to file the financial statements required by Form 8-K. Such financial statements shall be filed by amendment within sixty (60) days of the date of this Report.

         (b) Pro Forma Financial Information. As of the date of this Report, it is impractical to file the pro forma financial information required by Form 8-K. Such pro forma financial information shall be filed by amendment within sixty
(60) days of the date of this Report.

         (c)      Exhibits.

                  None

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                The Translation Group, Ltd.
                                ------------------------------------------
                                         (Registrant)


Date   June 14, 1999            By:  /s/ Charles D. Cascio
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                                     Charles D. Cascio,
                                     President and Chief Executive Officer























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